                                                                EXHIBIT 5(e)


                            HOTCHKIS AND WILEY FUNDS
                              AMENDED AND RESTATED
                         INVESTMENT ADVISORY AGREEMENT



        AGREEMENT made this 7th day of May, 1993, and amended and restated as of October 31, 1995, by and between HOTCHKIS AND WILEY FUNDS (the "Trust"), a Massachusetts business trust, and HOTCHKIS AND WILEY (the "Advisor").

                                  WITNESSETH:

        Whereas, two series of the Trust having separate assets and liabilities have been created entitled the "Low Duration Series" (hereafter the "Low Duration Fund") and the "Short-Term Investment Series" (hereafter the "Short-Term Investment Fund"), collectively referred to herein as the "Fixed-Income Funds"; and

        Whereas, it is desirable to have a new investment advisory agreement (i.e., this Agreement) relating to the Fixed-Income Funds that supersedes the former agreement and contains the new fee schedule applicable to the Low Duration Fund, as approved by its shareholders at a meeting duly called and held on October 13, 1995.

        In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

        1.  In General

        The Advisor agrees, all as more fully set forth herein, to act as managerial investment adviser to the Trust with respect to the investment of the assets of the Fixed-Income Funds and to supervise and arrange the purchase and sale of securities held in the portfolios of the Fixed-Income Funds.

        2. Duties and Obligations of the Advisor with respect to Investment of Assets of the Fixed-Income Funds

            (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Trust, the Advisor shall:

                 (i) Decide what securities shall be purchased or sold by the Trust with respect to the Fixed-Income Funds and when; and

                 (ii) Arrange for the purchase and sale of securities held in the portfolio of the Fixed-Income Funds by placing purchase and sale orders for the Trust with respect to the Fixed-Income Funds.
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          (b)  Any investment purchases or sales made by the Advisor shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940 ("1940 Act") and of any rules or regulations in force thereunder; (2) any other applicable provisions of law; (3) the provisions of the Declaration of Trust and By-Laws of the Trust as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Trust; and (5) the fundamental policies of the Trust relating to the Fixed-Income Funds, as reflected in the Trust's registration statement under the 1940 Act, or as amended by the shareholders of the Fixed-Income Funds.

          (c) The Advisor shall give the Trust the benefit of its best judgment and effort in rendering services hereunder, but the Advisor shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security whether or not such purchase, sale or retention shall have been based on its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such purchase, sale or retention shall have been made and such other individual, firm or corporation shall have been selected in good faith. Nothing herein contained shall, however, be construed to protect the Advisor against any liability to the Trust or its security holders by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

          (d) Nothing in this Agreement shall prevent the Advisor or any affiliated person (as defined in the 1940 Act) of the Advisor from acting as investment advisor or manager and/or principal underwriter for any other person, firm or corporation and shall not in any way limit or restrict the Advisor or any such affiliated person from buying, selling or trading any securities for its or their own accounts or the accounts of others for whom it or they may be acting, provided, however, that the Advisor expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

          (e) It is agreed that the Advisor shall have no responsibility or liability for the accuracy or completeness of the Trust's Registration Statement under the 1940 Act or the Securities Act of 1933 except for information supplied by the Advisor for inclusion therein. The Trust may indemnify the Advisor to the full extent permitted by the Trust's Declaration of Trust.

     3.  Broker-Dealer Relationships

     The Advisor is responsible for decisions to buy and sell securities for the Fixed-Income Funds, broker-dealer selection, and negotiation of brokerage commission rates. The Advisor's primary consideration in effecting a securities transaction will be execution at the most favorable price. In selecting a broker-dealer to execute each particular transaction, the Advisor will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the
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        5.      Compensation of the Advisor

                (a) The Trust agrees to pay the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor hereunder, an annual management fee, payable monthly and computed on the value of the net assets of the Low Duration Fund as of the close of business each business day at the annual rate of .46 of 1% of the Fund's average daily net assets and for the Short-Term Investment Fund at the annual rates set forth below:

                                                         ADVISORY FEES
                                                  (EXPRESSED AS A PERCENTAGE)
                PORTFOLIO SIZE                    OF AVERAGE DAILY NET ASSETS)
                --------------                    ----------------------------
                Under $100,000,000                         .40 of 1%
                $100,000,000 to $249,999,999               .35 of 1%
                $250,000,000 to $499,999,999               .30 of 1%
                $500,000,000 or more                       .25 of 1%

                (b) In the event the expenses of either of the Fixed-Income Funds (including the fees of the Advisor and amortization of organization expenses but excluding interest, taxes, brokerage commissions, extraordinary expenses and sales charges and any distribution fees) for any fiscal year exceed the limits set by applicable regulations of state securities commissions, the Advisor will reduce its fee by the amount of such excess. Any such reductions are subject to readjustment during the year. The payment of the management fee at the end of any month will be reduced or postponed or, if necessary, a refund will be made to the Trust as to each of the Fixed-Income Funds so that at no time will there be any accrued but unpaid liability under this expense limitation.


        6.      Duration and Termination

                (a) This Agreement as amended and restated shall go into effect on October 31, 1995 and shall, unless terminated as hereinafter provided, continue in effect until October 31, 1997, and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fixed-Income Funds and by such a vote of the Trustees.

                (b) This Agreement may be terminated by the Advisor at any time without penalty upon giving the Trust sixty (60) days' written notice (which notice may be waived by the Trust) and may be terminated by the Trust at any time without penalty upon giving the Advisor sixty
        (60) days' written notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved by the vote of a majority of all of its Trustees in office at the time or by the vote of the holders of a
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        majority (as defined in the 1940 Act) of the voting securities of the
        Trust at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment (as so defined).

        7.      Agreement Binding Only on Fund Property

        The Advisor understands that the obligations of this Agreement are not binding upon any shareholder of the Trust personally, but bind only the Trust's property; the Advisor represents that it has notice of the provisions of the Trust's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Trust.

        IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by duly authorized persons and their seals to be hereunto affixed, all as of the day and year above written.

                                           HOTCHKIS AND WILEY FUNDS


                                           By /s/ Nancy D. Celick
                                              -------------------------------
                                              President

ATTEST:


/s/ Gracie Fermelia
------------------------------------

                                           HOTCHKIS AND WILEY


                                           By George Davis
                                              --------------------------------

ATTEST:


/s/ Vonny Reagan
------------------------------------